Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-226587 and 333-186578) on Form S-8 of our report dated June 20, 2023, with respect to the financial statements of General Dynamics Corporation 401(k) Plan for Represented Employees.

/s/ KPMG LLP
McLean, Virginia
June 20, 2023